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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-101174 and 333-64228 and Form S-8 Nos. 333-69552, 333-55886
and 333-55884) pertaining to the Prospectus and Prospectus Supplement, the Post Effective Amendment No. 1 on Form S-3 to Form S-2, the AtheroGenics, Inc. 2001 Equity Ownership Plan, the AtheroGenics, Inc Equity Ownership Plan and the AtheroGenics, Inc. 1995 Stock Option Plan, respectively, of our report dated February 5, 2003, with respect to the financial statements of AtheroGenics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


Atlanta, Georgia
March 27, 2003